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                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 1, 2000 with respect to the financial statements of KTAL-TV, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Nexstar Finance Holdings, L.L.C. and Nexstar Finance Holdings, Inc. for the registration of $20,000,000 of 16% Series B Senior Discount Exchange Notes due 2009.


Little Rock, Arkansas
August 31, 2001